                [LETTERHEAD OF GRAY CARY WARE - FREIDENRICH LLP]


                                                                     EXHIBIT 5.1


September 10, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:   MAXTOR CORPORATION
      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

As legal counsel for Maxtor Corporation, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 8,200,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), issuable by the Company pursuant to an Agreement and Plan of Reorganization, dated as of August 23, 1999, among the Company, Popup Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, Creative Design Solutions, Inc. and Principal Shareholder (the "Agreement").

We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based on such examination, we are of the opinion that the 8,200,000 shares of Common Stock of the Company being registered pursuant to the Registration Statement and to be sold by the selling stockholders are duly authorized shares of Common Stock and, when issued in accordance with the Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

Very truly yours,


/s/ GRAY CARY WARE & FREIDENRICH LLP